                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF TOREADOR ROYALTY CORPORATION

Toreador Royalty Corporation has three wholly owned subsidiaries: Toreador Exploration & Production Inc.; Tormin, Inc. and Toreador Acquisition Corporation.